Entrusted Management Agreement

Among

Honggang Yu, Jichun Li,

Shenyang Wan Tong Yuan Trading Co., Ltd.

and

Shenyang Wantong Health Care Products Manufacturing Co., Ltd.,

Effective as of April 1, 2007

This Entrusted Management Agreement (the "Agreement") is entered into on the 1st   day of April, 2007 in Shenyang, China by:

Party A:

1.  Honggang Yu, a citizen of PRC with ID Card number _________________, who owns 90% of Shenyang Wan Tong Yuan Trading Co., Ltd.;

2.  Jichun Li, a citizen of PRC with ID Card number _________________, who owns 10% of Shenyang Wan Tong Yuan Trading Co., Ltd.;

3. Shenyang Wan Tong Yuan Trading Co., Ltd., an enterprise incorporated and existing within the territory of China in accordance with the law of the People's Republic of China, the registration number of its legal and valid Business License is ___________________, and the legal registered address is 195 Zhongshan Road, Heping County, Shenyang, Jilin Province.

and

Party B:

Shenyang Wantong Health Care Products Manufacturing Co., Ltd. is a wholly-foreign owned enterprise registered in Shenyang, PRC, the registration number of its legal and valid Business License is _______________.

Whereas:

1.

Under this Agreement, Shenyang Wan Tong Yuan Trading Co., Ltd., Honggang Yu and Jichun Li have acted collectively as one party to this Agreement;

2.

Party A desires to entrust Shenyang Wan Tong Yuan Trading Co., Ltd. to Party B to manage its assets and debts;

3.

Party B agrees to accept such entrustment and to manage Shenyang Wan Tong Yuan Trading Co., Ltd. on behalf of Party A.

Therefore, in accordance with laws and regulations of the People's Republic of China, the Parties agree as follows after friendly consultation based on the principle of equality and mutual benefit.

Article 1.

 Entrusted Management

1.1

Party A agrees to entrust the management of Shenyang Wan Tong Yuan Trading Co., Ltd. to Party B pursuant to the terms and conditions of this Agreement. Party B agrees to manage Shenyang Wan Tong Yuan Trading Co., Ltd. in accordance with the terms and conditions of this Agreement.

1.2

The term of this Entrusted Management Agreement shall be from November 1, 2008 (the “Effective Date” of this Agreement) to the earlier of the following:

(1)

March 31, 2017, or

(2)

the winding up of Shenyang Wan Tong Yuan Trading Co., Ltd., or

(3)

the termination date of this Entrusted Management Agreement to be determined by the Parties hereto, or

(4)

the date on which Party B completes the acquisition of Shenyang Wan Tong Yuan Trading Co., Ltd.

The parties agree that no transfer or change of ownership of either Shenyang Wan Tong Yuan Trading Co., Ltd. or of Party B shall cause this Entrusted Management Agreement to terminate.

1.3

During the entrusted period, Party B shall be fully responsible for the management of Shenyang Wan Tong Yuan Trading Co., Ltd. The management service includes without limitation the following:

(1)   Party B’s rights with respect to the operation of Shenyang Wan Tong Yuan Trading Co., Ltd. shall include the right to appoint and terminate members of the Board of Directors and the right to hire managerial and administrative personnel etc.  Party A shall provide to Party B a voting proxy effective at each meeting of the shareholders of Shenyang Wan Tong Yuan Trading Co., Ltd.

(2)

Party B has the right to manage and control all assets of Party A.  Shenyang Wan Tong Yuan Trading Co., Ltd. shall open an entrusted account or designate an existing account as an entrusted account. Party B has the full right to decide the use of the funds in the entrusted account. The signer of the account shall be appointed or confirmed by Party B. All of the funds of Shenyang Wan Tong Yuan Trading Co., Ltd. shall be kept in this account, including but not limited to its existing working capital.  All payments of funds shall be disbursed through this entrusted account, including but not limited to the payment of all existing accounts payable and operating expenses, payment of employees salaries and purchase of assets.  All revenues from the operation of Shenyang Wan Tong Yuan Trading Co., Ltd. shall be kept in this account.

(3)

Party B shall have the full right to control and administer the financial affairs and daily operation of Shenyang Wan Tong Yuan Trading Co., Ltd., such as entering into and performance of contracts, and payment of taxes, etc.

(4)

If Shenyang Wan Tong Yuan Trading Co., Ltd. requires additional funds to maintain its operations, Party B shall provide such additional funds through a bank loan or other resources and Party A shall provide necessary assistance in obtaining these funds.

1.4

In exchange for the services of Party B pursuant to this Entrusted Management Agreement, Party A shall pay an entrusted management fee to Party B.   The entrusted management fee shall equal Shenyang Wan Tong Yuan Trading Co., Ltd's net profits, being the monthly revenues after deduction of operating costs, expenses and taxes. If the net profit is zero, Shenyang Wan Tong Yuan Trading Co., Ltd. is not required to pay the entrusted management fee; if Shenyang Wan Tong Yuan Trading Co., Ltd. sustains losses, all such losses will be carried over to next month and deducted from next month's entrusted management fee. Both Parties shall calculate, and Party A shall pay, the monthly entrusted management fee at the conclusion of each month.

1.5

Party B shall assume all operation risks arising out of the operations of Shenyang Wan Tong Yuan Trading Co., Ltd. and bear all losses of Shenyang Wan Tong Yuan Trading Co., Ltd.  If Shenyang Wan Tong Yuan Trading Co., Ltd. does not have sufficient funds to repay its debts, Party B is responsible for paying these debts on behalf of Shenyang Wan Tong Yuan Trading Co., Ltd.  If Shenyang Wan Tong Yuan Trading Co., Ltd's net assets are lower than its registered capital, Party B is responsible for funding the deficit.

Article 2.  Rights and Obligations of the Parties

2.1

During the term of this Agreement, Party A's rights and obligations include:

(1)

to hand over Shenyang Wan Tong Yuan Trading Co., Ltd. to Party B for entrusted management as of the effective date of this Agreement and to hand over all of business materials together with Business License and corporate seal of Shenyang Wan Tong Yuan Trading Co., Ltd. to Party B;

(2)

Party A has no right to make any decision regarding Shenyang Wan Tong Yuan Trading Co., Ltd's operations without the consent of Party B;

(3)

 to have the right to know the business conditions of Shenyang Wan Tong Yuan Trading Co., Ltd. at any time and provide proposals;

(4)

to assist Party B in carrying out the entrusted management according to Party B's requirement;

(5)

to perform its obligations pursuant to the Purchase Option and Cooperation Agreement by and between the Parties, and not to violate the said agreement;

(6)

not to interfere with Party B's management over Shenyang Wan Tong Yuan Trading Co., Ltd. in any form by making use of shareholder's power;

(7)

not to entrust or grant their shareholders' rights in Shenyang Wan Tong Yuan Trading Co., Ltd. to a third party other than Party B without Party B's consent;

(8)

not to otherwise entrust any third party other than Party B to manage Shenyang Wan Tong Yuan Trading Co., Ltd. in any form without Party B's consent; and

(9)

not to terminate this Agreement unilaterally for any reason.

2.2

During the term of this Agreement, Party B's rights and obligations include:

(1)

to enjoy independent and full right to manage Shenyang Wan Tong Yuan Trading Co., Ltd.;

(2)

to enjoy the right to dispose of all assets of Shenyang Wan Tong Yuan Trading Co., Ltd.;

(3)

to enjoy profits and bear losses arising from Shenyang Wan Tong Yuan Trading Co., Ltd. operations during the period of entrusted management;

(4)

to appoint all directors of Shenyang Wan Tong Yuan Trading Co., Ltd.;

(5)

to appoint general manager, deputy general manager, financial manager and other senior managerial personnel of Shenyang Wan Tong Yuan Trading Co., Ltd.;

(6)

to convene shareholders' meetings of Shenyang Wan Tong Yuan Trading Co., Ltd. and sign resolutions of shareholders' meetings; and

(7)

to enjoy other rights and perform other obligations under the Agreement.

Article 3.  Representation and Warranties

The Parties hereby make the following representations and warranties to each other as of the date of this Agreement that:

(1)

it has the right to enter into the Agreement and the ability to perform the same;

(2)

the execution and delivery of this Agreement by each party have been duly authorized by all necessary corporate action;

(3)

the execution of this Agreement by the officer or representative of each party has been duly authorized;

(4)

each party has no reason that will prevent this Agreement from becoming a binding and effective agreement between both parties after execution;

(5)

the execution and performance of the obligations under this Agreement will not:

(a)

violate any provision of the business license, articles of association or other similar documents of its own;

(b)

violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval;

(c)

violate or result in a breach of any contract or agreement to which the party is a party or by which it is bound.

Article 4.  Effectiveness

This Agreement shall take effect after it is duly executed by the authorized representatives of the parties hereto with seals affixed.

Article 5.  Liability for Breach of Agreement

During the term of this Agreement, any violation of any provisions herein by either party constitutes breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of this breach.

Article 6.  Force Majeure

The failure of either party to perform all or part of the obligations under the Agreement due to force majeure shall not be deemed a breach of contract. The affected party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the parties hereto.

Article 7. Governing Law

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People's Republic of China.

Article 8.  Settlement of Dispute

Any disputes under the Agreement shall be settled at first through friendly consultation between the parties hereto. In case no settlement can be reached through consultation, each party shall have the right to submit such disputes to China International Economic and Trade Arbitration Commission. The place of arbitration is Shenyang Province. The arbitration award shall be final and binding on both parties.

Article 9.  Severability

Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

Article 10.  Non-waiver of Rights

10.1

Any failure or delay by any party in exercising its rights under this Agreement shall not constitute a waiver of such right.

10.2 Any failure of any party to demand the other party to perform its obligations under this Agreement shall not be deemed as a waiver of its right to demand the other party to perform such obligations later.

10.3  If a party excuses the non-performance by other party of certain provisions under this Agreement, such excuse shall not be deemed to excuse any future non-performance by the other party of the same provision.

Article 11.  Non-transferability

No party can assign or delegate any of the rights or obligations under this Agreement to any third party without the prior written consent from the other party.

Article 12. Language

This Agreement is executed in Chinese and English in duplicate, and in case of any conflict the Chinese version shall prevail. Each of the original Chinese and English versions of this Agreement shall be executed in 6 copies.  Each party shall hold two original of each version, and the rest shall be used for governmental registration or other necessary approval purposes.

IN WITNESS WHEREOF, the parties have executed this agreement.

Party A:

/s/ Honggang Yu

/s/ Jichun Li

Honggang Yu

Jichun Li

Shenyang Wan Tong Yuan Trading Co., Ltd. (official seal)

By: /s/ Jianfeng Wang

Authorized representative: Jianfeng Wang

Party B:

Shenyang Wantong Health Care Products Manufacturing Co., Ltd.  (official seal)

By: /s/ Stanley Stephen Huntsman

Authorized representative: Stanley Stephen Huntsman